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                                  EXHIBIT 10.1

                         FORM OF CONTRIBUTION AGREEMENT


                 This Contribution Agreement (this "Agreement") is made on the ____ day of __________________, 1997, by and between Tele-Communications, Inc., a Delaware corporation ("TCI"), and TCI Music, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                 TCI desires to cause various of its indirect subsidiaries to contribute to the Company the right to receive a substantial portion of the revenues attributable to the distribution and sale by those subsidiaries of digital music services of DMX Inc., a Delaware corporation ("DMX"), to residential and commercial subscribers of such subsidiaries. In consideration of such contribution and of the agreement of TCI to grant to stockholders of DMX the right to require TCI to purchase shares of the Company issued to them pursuant to the Agreement and Plan of Merger dated as of February 6, 1997, as amended by Amendment One dated ___________, 1997, to which TCI, the Company and DMX are parties, the Company desires to deliver to TCI shares of the Company's Series B Common Stock and a promissory note in the amount of $40,000,000.

                 In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                I.  DEFINITIONS

                 As used in this Agreement, terms with initial capital letters will have the meanings ascribed to them below, unless the context clearly requires otherwise:

                 Affiliate means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with, such Person.

                 Business Day means any day other than a Saturday or Sunday or a day on which banks in New York, New York or Denver, Colorado are authorized to be closed.

                 Closing has the meaning set forth in Section 2.1.

                 Company has the meaning set forth in the preamble to this Agreement.

                 Company Note means a promissory note in the principal amount of $40,000,000 payable to the order of TCI, (i) principal payable in full 180 days after the Closing, (ii) if principal is not paid in full 180 days after the Closing, bearing interest at 10% per annum accruing on unpaid principal from the date first above written through and including the date of payment in full of unpaid principal; (iii) providing for the prepayment of principal without penalty by the Company at any time after the Closing; and (iv) including such other terms and conditions as TCI and the Company may agree.
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interest not earlier than 180 days after the Closing and (iii) will include such other terms and conditions as TCI and the Company may agree.

                 Contributed Tuners means all of the commercial tuners indirectly owned and held in inventory by TCI at the Closing.

                 Control means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Controlled Person, whether by the ownership of voting securities, by contract or otherwise.

                 DMX has the meaning set forth in the Recitals to this Agreement.

                 DMX Affiliation Agreement means an affiliation agreement between DMX and Satellite Services, Inc., an Owned Subsidiary of TCI (including its successors and assigns, "SSI"), pursuant to which TCI System Owners are granted rights to distribute and sell DMX Services, as such agreement may from time to time be in effect.

                 DMX Revenues means all revenues of a TCI System Owner, as determined in accordance with GAAP, that are attributable to the distribution and sale of DMX Services, including charges for DMX Services and equipment rental, installation and other charges payable by subscribers to DMX Services. In calculating DMX Revenues, revenues attributable to the distribution and sale of DMX Services on a tier or as part of a package that includes other audio or video programming services and as to which there is no separate charge for DMX Services will be deemed to be equal to the license fees payable to DMX on account of such sales, as prescribed by the DMX Affiliation Agreement.

                 DMX Services means the digital music services offered for sale to the public by DMX.

                 Fiscal Year means a year beginning January 1 and ending December 31.

                 GAAP means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent with that applied by TCI in the preparation of its financial statements.

                 Merger means the merger of TCI Music Merger Sub, Inc. with and into DMX pursuant to the Merger Agreement.

                 Merger Agreement means the Agreement and Plan of Merger, dated as of February 6, 1997, among DMX, the Company, TCI and TCI Music Merger Sub, Inc.

                 Music Business means the business of acquiring, producing, packaging or compiling audio or video programming the content of which is primarily music or music-related, and the marketing and sale of such programming by any method of distribution.





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                 Net DMX Revenues means, for any period of determination, all
DMX Revenues of a TCI System Owner for such period, minus (i) the Retained Percentage for such period and (ii) license fees for such period that are payable to DMX pursuant to the DMX Affiliation Agreement.

                 Owned Subsidiary means, with respect to any Person, any other Person that such Person Controls and in which all the outstanding common stock, in the case of a corporation, or, in the case of a Person that is not a corporation, all ownership interests, are owned, directly or indirectly, by such Person, including with respect to such Person any other Person that pursuant to the preceding clause would be an Owned Subsidiary of any other Owned Subsidiary.

                 Person means a human being or a corporation, general or limited partnership, limited or unlimited liability company, trust, association, unincorporated organization, governmental authority or other entity.

                 Residential DMX Revenues means, for any period of determination, that portion of DMX Revenues of a TCI System Owner for such period that is attributable to the distribution and sale of DMX Services to residential subscribers.

                 Retained Percentage means, for any period of determination, an amount equal to 10% of Residential DMX Revenues of a TCI System Owner for such period, subject to adjustment as provided in Section 8.2.

                 Shares means 62,500,000 shares of Series B Common Stock, par value $.01 per share, of the Company.

                 TCI System Owner means each Owned Subsidiary of TCI that offers DMX Services to its subscribers.

                 Termination Date has the meaning set forth in Section 2.3.

                 TCI has the meaning set forth in the preamble to this Agreement.

                   II.  CONTRIBUTION OF NET DMX REVENUES AND
                     CONTRIBUTED TUNERS; ISSUANCE OF SHARES

                 2.1 Rights Agreement; Assignment of Net DMX Revenues to the Company. At the closing of the transactions contemplated by this Agreement (the "Closing"):

                          (a)     TCI will execute and deliver a Rights
Agreement, in the form prescribed by the Merger Agreement, granting to stockholders of DMX who are entitled to receive shares of stock of the Company pursuant to the Merger Agreement the right to require TCI to purchase such shares, subject to the terms and conditions of such Rights Agreement.





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                          (b)     TCI will cause each Person that is a TCI
System Owner as of the date of this Agreement to assign and contribute to the Company, effective as of the Closing, the right to receive Net DMX Revenues of such TCI System Owner for a period beginning on the effective date of such assignment and ending on the Termination Date. Payments of Net DMX Revenues will be remitted to the Company as provided in Section 8.3.

                          (c)     TCI will cause the Contributed Tuners to be
assigned and contributed to the Company, effective as of the Closing.

                          (d)     The Company will deliver to TCI, as the
designee of the TCI System Owners, (i) the Shares and (ii) the Company Note.

                 2.2 New TCI System Owners. Promptly after any Person becomes a TCI System Owner, TCI will cause such TCI System Owner to assign to the Company the right to receive such TCI System Owner's Net DMX Revenues.

                 2.3 Effective Term of Assignment. Anything in this Agreement to the contrary notwithstanding, the Company's right to receive Net DMX Revenues of any TCI System Owner pursuant to this Agreement will continue in effect until the first to occur of the following dates (the "Termination Date"): (i) the date such TCI System Owner ceases to be a TCI System Owner and
(ii) December 31, 2006.

                  III.  REPRESENTATIONS AND WARRANTIES OF TCI

                TCI represents and warrants to the Company that:

                 3.1 Organization, Good Standing and Authority. Each of TCI and the TCI System Owners is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

                 3.2 Authorization and Validity; Consents; No Conflicts. The execution and delivery by each of TCI and the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of TCI or such TCI System Owner. This Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, the legal, valid and binding obligations of each of TCI and the TCI System Owners, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by TCI





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or any of the TCI System Owners of this Agreement or any other agreement to be executed and delivered by it pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on TCI and the TCI System Owners, taken as a whole, or on their ability to perform their obligations under this Agreement. The execution and delivery by TCI or any of the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate or articles of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.

                 3.3 Investment Intent. TCI is acquiring the Shares for investment only and acknowledges that they may not be sold without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption therefrom is available, and agrees that a legend to the foregoing effect may be placed on the certificate representing the Shares.

               IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 4.1 Organization, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

                 4.2 Authorization and Validity; Consents; No Conflicts. The execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of the Company. This Agreement constitutes, and when executed and delivered by the Company pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, its legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement or any other agreement to be executed and delivered by the Company pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on the Company or on its ability to perform its obligations under this Agreement. The execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.





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                 4.3      No Lien on Shares.  When issued and delivered by it
at the Closing, the Shares to be issued by the Company hereunder will be validly issued, fully paid and nonassessable and will be owned by TCI (or, if applicable, TCI 's designee) free and clear of any lien, charge, encumbrance, security interest or any other similar right of any third party.

                  V.  CONDITIONS TO OBLIGATIONS OF THE COMPANY

                 The obligations of the Company to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

                 5.1 Truth of Representations and Warranties. All representations and warranties of TCI set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

                 5.2 Performance of Agreements. All agreements of TCI set forth in this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

                 5.3 Merger Completed. The Merger is completed contemporaneously with the Closing.

                     VI.  CONDITIONS TO OBLIGATIONS OF TCI

                 The obligations of TCI to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

                 6.1 Truth of Representations and Warranties. All representations and warranties of the Company set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

                 6.2 Performance of Agreements. All agreements of the Company set forth in this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

                 6.3 Merger Completed. The Merger is completed contemporaneously with the Closing.





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                                 VII.  CLOSING

                 7.1 Closing. The Closing will take place on the date of this Agreement, contemporaneously with the Merger.

                 7.2 Items Delivered by TCI System Owners. At the Closing, TCI will cause each TCI System Owner to deliver to the Company (i) an assignment transferring the rights of such TCI System Owner in and to its Net DMX Revenues and (ii) such other assignments, bills of sale or other instruments as are sufficient to transfer to the Company all the legal and beneficial interests in such rights.

                 7.3      Items Delivered by the Company.  At the Closing:

                          (a)     The Company will deliver to the TCI System
Owners (or their designee) immediately available funds in the amount prescribed by Section 2.1(c) of this Agreement or, if so elected by TCI, the Company Note.

                          (b)     The Company will deliver to TCI one or more
duly executed certificates representing the Shares.

                                VIII.  COVENANTS

                 8.1      Right to Compete.

                          (a)     TCI and any Affiliate of TCI may engage in or
possess interests in one or more other businesses or ventures of any nature or description, without regard to whether any of such businesses or ventures are or may be deemed to be competitive in any way with any business of the Company or any person in which the Company has an interest. Without limiting the generality of the foregoing, none of TCI or any of its Affiliates or any director, officer or employee of TCI or any of its Affiliates (including any such director, officer or employee who serves as a director, officer or employee of the Company) will be obligated to present to the Company any particular investment or business opportunity, regardless of whether such opportunity is of a character that the Company could pursue it if it were presented to the Company, but instead, TCI and its Affiliates will have the right to take such opportunity for their own account or for the account of any other Person without any obligation whatsoever to the Company.

                          (b)     Although the Company and TCI agree to be
bound by the provisions of subsection (a) of this Section for purposes of defining their respective legal rights and obligations, TCI acknowledges that, subject to such provisions, TCI intends to use commercially reasonable efforts to expand the involvement of the Company in the Music Business and to cause the Company to pursue future business activities in the Music Business.





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                 8.2      Adjustment of Retained Percentage.  Beginning at
least 60 days before the third anniversary of the Merger, and every third anniversary thereafter, TCI, acting on behalf of the TCI System Owners, and the Company will engage in good faith negotiations concerning the adjustment of the Retained Percentage, taking into account, among other things, total sales of DMX Services by TCI System Owners and the need to provide appropriate incentives to the TCI System Owners and their personnel to maximize sales of DMX Services. Notwithstanding the foregoing, the Retained Percentage prescribed by this Agreement or as most recently adjusted by agreement of the parties will continue to be applicable until a new agreement adjusting the Retained Percentage has been reached.

                 8.3      Payment of Net DMX Revenues.

                          (a)     Net DMX Revenues will be remitted to the
Company monthly in arrears for each calendar month. Each monthly payment will be made by the end of the calendar month immediately following the calendar month for which Net DMX Revenues are being remitted. At the time of each payment, the Company will be given a statement setting forth in reasonable detail TCI's calculation of Net DMX Revenues for the month in question.

                          (b)     TCI will keep and maintain (or will cause to
be kept and maintained) books and records (the "System Books and Records") with respect to revenues from the sale of DMX Services by TCI System Owners, which books and records will be accurate and complete in all material respects. Upon at least 15 Business Days' prior notice and during TCI's normal business hours, the Company (or its authorized employees, agents, accountants and representatives) will have the right, at the expense of the Company, to examine and audit the System Books and Records and such other evidence of the DMX Revenues of the TCI System Owners as the Company may reasonably request to the extent reasonably necessary to verify the accuracy of TCI's calculation of Net DMX Revenues. The rights granted to the Company in this Section 8.3(b) may be exercised not more frequently than once a year and the period as to which such right is exercised will be limited to a period beginning not more than two years before the date such notice is given and ending as of the end of the most recent calendar month for which information regarding DMX Revenues is available.

                          (c)     After receipt of a statement setting forth
the calculation of the Net DMX Proceeds in accordance with Section 8.3(b), the Company will have two years within which to notify TCI of any disagreement with respect to TCI's calculation of the Net DMX Revenues set forth in that statement, which notice will specify in reasonable detail the basis for such disagreement.

                          (d)     If the Company notifies TCI that it agrees
with TCI's calculation of Net DMX Revenues for any period, that calculation will be final and conclusive as of the date of delivery of such notification. If the Company fails to provide notice of disagreement with any calculation by TCI of Net DMX Revenues within the two-year period prescribed by Section 8.3(c), TCI's calculation will be final and conclusive as of the end of such period.





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                          (e)     If within such two-year period the Company
provides notice of disagreement with TCI's calculation of Net DMX Revenues for any month, the Company and TCI will negotiate in good faith to resolve any such dispute for a period of 30 days following receipt of such notice of disagreement. If the dispute is not resolved within such period, the dispute will be referred to KPMG Peat Marwick (or, if such accounting firm is for any reason unwilling or unable to act in such capacity, such other nationally recognized accounting firm as may be designated by KPMG Peat Marwick), which accounting firm will render its decision (together with a reasonably detailed explanation therefor) as soon as possible following submission of the dispute to it, which decision will be final and conclusive. The fees and expenses of the accounting firm relating to services rendered pursuant to this Section 8.3(e) will be paid by the Company and TCI in equal shares.

                               IX.  MISCELLANEOUS

                 9.1 Notices. All notices, requests, demands and other communications called for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered in person or by United States certified or registered mail, prepaid, addressed to the parties, their permitted successors in interest or assignees, or sent by courier or telecopier:

                          To TCI at:

                                  Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado  80111
                                  Attention:  Brendan Clouston
                                  Telecopy:  (303) 488-3200

                          with a copy similarly addressed, Attention: Legal Department and another copy to:

                                  Sherman & Howard L.L.C.
                                  3000 First Interstate Tower North
                                  633 Seventeenth Street
                                  Denver, Colorado  80202
                                  Attention:  Charles Y. Tanabe, Esq.
                                  Telecopy:  (303) 298-0940





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                          To the Company at:

                                  TCI Music, Inc.
                                  c/o Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111
                                  Attention:  President
                                  Telecopy:  (303) 267-5376

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt.

                 9.2 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties will pay all of its own expenses (including all attorneys' fees and expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

                 9.3 Modification; Waiver. This Agreement may be modified or terminated by mutual agreement only by a writing signed by each of the parties, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

                 9.4 Headings. Article and Section headings in this Agreement are for the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

                 9.5 Assignment. Neither party may assign any of its rights under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other party, which consent may be withheld at such party's absolute discretion. Notwithstanding the preceding sentence, any party may assign its rights under this Agreement to any Affiliate of such party without the consent of any other party.

                 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed to be an original, and all of which taken together will constitute one instrument.

                 9.7 Additional Documents. At the Closing and from time to time after Closing, at either party's request and without further consideration, the other party will execute and deliver (or cause to be executed and delivered) such other instruments of conveyance and transfer and will





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take such other actions as may reasonably be required effectively to carry out the transactions contemplated by this Agreement.

                 9.8 Other. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the limitations set forth in Section 9.5, their respective successors and assigns. The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns, and no other Person is intended to be a third-party beneficiary or to have any rights by virtue of this Agreement.

                 9.9 Governing Law. This Agreement will be governed by the laws of the State of Colorado, without regard to the conflicts of laws rules thereof.

                 9.10 Interpretation. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day, and if the last day for the giving of any notice or the taking of any other action is a day that is not a Business Day, the time for giving such notice or taking such action will be deemed extended to the next Business Day.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  TELE-COMMUNICATIONS, INC.



                                  By:
                                           -------------------------------------
                                  Name:
                                           -------------------------------------
                                  Title:
                                           -------------------------------------

                                  TCI MUSIC, INC.



                                  By:
                                           -------------------------------------
                                  Name:
                                           -------------------------------------
                                  Title:
                                           -------------------------------------





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